File No. 70-9697
                                               Post-Effective Amendment No. 4
                                                            Exhibit S-D 3.1.3


                                             April 19, 2001




Thomas B. Getz
Executive Director and Secretary
New Hampshire Public Utilities Commission
Eight Old Suncook Road, Building One
Concord, New Hampshire 03301-7319

     Re:  Settlement with Whitefield Power and Light Company
          Docket No. DE 01-

Dear Secretary Getz:

      Enclosed please find an original and eight copies of documents which will replace the existing power supply arrangements with Whitefield Power and Light Company (Whitefield). The settlement is structured with a third party, Bretton Woods Funding I, L.L.C., so that Bretton Woods Funding I, L.L.C. purchases the Rate Order and Interconnection Agreement from Whitefield. Public Service Company of New Hampshire (PSNH) and Whitefield then enter into an agreement to terminate the existing Rate Order and Interconnection Agreement. The closing of this transaction is contingent upon, among other things, the acquisition by an affiliate of AES Corporation of the interests of Whitefield currently held by Thermo Ecotek Corporation which AES is in the process of acquiring.

      The restructuing is documented in an Execution Agreement between PSNH and Bretton Woods Funding I, L.L.C. Enclosed with this filing is a Joint Motion for Protective Order applicable to the exhibits which are attached to the Execution Agreement. These documents contain confidential financial information and trade secrets which should be protected from public disclosure under RSA 91-A:5,(IV)(Supp.) and N.H. Code Admin. Rules Puc Sec.204.06, as more fully explained in the Joint Motion for Protective Order. PSNH has requested the positions of the Office of Consumer Advocate and the Staff of the Commission with respect to this Joint Motion. Their positions are set forth in Paragraph 6 of the Joint Motion. These documents representing the restructured arrangements are being filed within one year of the date of the Commission's Order No 23,443 in Docket No. DE 99-099.



      PSNH requests that a separate docket be opened to investigate these restructured arrangements. The parties have envisioned a closing date of October 1, 2001, and a condition to closing is that non-appealable orders be obtained before closing. PSNH trusts the Commission will schedule a procedural hearing so that an appropriate procedural schedule can be established. Copies have been provided to the persons on the attached service list.

                                             Very truly yours,



                                             Gerald M. Eaton
                                             Senior Counsel

GME:lbf

Enclosures

cc:  Service List (Letter only)

                                             April 19, 2001




Thomas B. Getz
Executive Director and Secretary
New Hampshire Public Utilities Commission
Eight Old Suncook Road, Building One
Concord, New Hampshire 03301-7319

     Re:  Settlement with Bio-Energy Corporation
          Docket No. DE 01-

Dear Secretary Getz:

      Enclosed please find an original and eight copies of documents which will replace the existing power supply arrangements with Bio-Energy Corporation (Bio-Energy). The settlement is structured with a third party, CP Power Sales Seventeen, L.L.C., so that CP Power Sales Seventeen, L.L.C. purchases the Rate Order and Interconnection Agreement from Bio-Energy and restructures these arrangements by selling power to Public Service Company of New Hampshire (PSNH) at reduced rates.

     The restructuring is documented in an Execution Agreement between PSNH and CP Power Sales Seventeen, L.L.C. Enclosed with this filing is a Joint Motion for Protective Order applicable to the Execution Agreement and the exhibits which are attached to the Execution Agreement. These documents contain confidential financial information and trade secrets which should be protected from public disclosure under RSA 91-A:5,(IV)(Supp.) and N.H. Code Admin. Rules Puc Sec.204.06, as more fully explained in the Joint Motion for Protective Order. PSNH has requested the positions of the Office of Consumer Advocate and the Staff of the Commission with respect to this Joint Motion. Their positions are set forth in Paragraph 6 of the Joint Motion. These documents representing the restructured arrangements are being filed within one year of the date of the Commission's Order No 23,443 in Docket No. DE 99-099.



      PSNH requests that a separate docket be opened to investigate these restructured arrangements. The parties have envisioned a closing date of October 1, 2001, and a condition to closing is that non-appealable orders be obtained before closing. PSNH trusts the Commission will schedule a procedural hearing so that an appropriate procedural schedule can be established. Copies have been provided to the persons on the attached service list.

                                             Very truly yours,



                                             Gerald M. Eaton
                                             Senior Counsel

GME:lbf

Enclosures

cc:  Service List( Letter only)

                                             April 19, 2001




Thomas B. Getz
Executive Director and Secretary
New Hampshire Public Utilities Commission
Eight Old Suncook Road, Building One
Concord, New Hampshire 03301-7319

     Re:   Settlement with Hemphill Power and Light Company
           Docket No. DE 01-

Dear Secretary Getz:

      Enclosed please find an original and eight copies of documents which will replace the existing power supply arrangements with Hemphill Power and Light Company (Hemphill). The settlement is structured with a third party, Sunapee Funding I, L.L.C., so that Sunapee Funding I, L.L.C. purchases the Rate Order and Interconnection Agreement from Hemphill. Public Service Company of New Hampshire (PSNH) and Hemphill then enter into an agreement to terminate the existing Rate Order and Interconnection Agreement. The closing of this transaction is contingent upon, among other things, the acquisition by an affiliate of AES Corporation of the interests of Hemphill currently held by Thermo Ecotek Corporation which AES is in the process of acquiring.

     The restructuring is documented in an Execution Agreement between PSNH and Sunapee Funding I, L.L.C. Enclosed with this filing is a Joint Motion for Protective Order applicable to the exhibits which are attached to the Execution Agreement. These documents contain confidential financial information and trade secrets which should be protected from public disclosure under RSA 91-A:5,(IV)(Supp.) and N.H. Code Admin. Rules Puc Sec. 204.06, as more fully explained in the Joint Motion for Protective Order. PSNH has requested the positions of the Office of Consumer Advocate and the Staff of the Commission with respect to this Joint Motion. . Their positions are set forth in Paragraph 6 of the Joint Motion. These documents representing the restructured arrangements are being filed within one year of the date of the Commission's Order No 23,443 in Docket No. DE 99-099.



     PSNH requests that a separate docket be opened to investigate these restructured arrangements. The parties have envisioned a closing date of October 1, 2001, and a condition to closing is that non-appealable orders be obtained before closing. PSNH trusts the Commission will schedule a procedural hearing so that an appropriate procedural schedule can be established. Copies have been provided to the persons on the attached service list.

                                             Very truly yours,



                                             Gerald M. Eaton
                                             Senior Counsel

GME:lbf

Enclosures

cc:  Service List (Letter only)